Exhibit 10.1

OFFICE LEASE

CALABASAS PARK CENTRE

RREF II CALABASAS PARK CENTER LLC,

a Delaware limited liability company,

as Landlord,

and

NEONC TECHNOLOGIES HOLDINGS, INC.,

a Delaware corporation,

as Tenant

CALABASAS PARK CENTRE

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the “Summary”) is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE (References are to the Office Lease)			DESCRIPTION

1.	Dated as of:		April 7, 2025

2.	Landlord:		RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company

3.	Address of Landlord (Section 24.14):		RREF II Calabasas Park Center LLC
c/o CM Management Services, Inc.
236 S. Sierra Ave., Suite 100
Solana Beach, CA 92075
Attn: Ann Bruce; Dennis Cruzan

4.	Tenant:		NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporation.

5.	Address of Tenant (Section 24.14):		2 Dole Drive
Westlake Village, CA 91362
Attn: Amir Heshmatpour

(Prior to Lease Commencement Date)

and

23975 Park Sorrento, Suite 205
Calabasas, CA 91302
Attn: Amir Heshmatpour

(After Lease Commencement Date)

6.	Premises (Article 1):

	6.1	Premises:	Approximately 1,427 rentable square feet of space located on the second (2nd) floor of the Building (as defined below), as depicted on Exhibit A attached hereto, known as Suite 205.

	6.2	Building:	The Premises are located in that certain “Building” whose address is 23975 Park Sorrento, Calabasas, California 91302.

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7.	Term (Article 2):

	7.1	Lease Term:	Sixty-three (63) months.

	7.2	Lease Commencement Date:	The earlier of (i) the date Tenant commences business operations in the Premises, and (ii) the later to occur of (A) April 14, 2025 and (B) the date that the Premises are delivered to Tenant with Landlord’s Work Substantially Completed (as such terms are defined in Section 1.2 of the Lease). The Lease Commencement Date is currently anticipated to be April 14, 2025 (the “Anticipated Lease Commencement Date”).

	7.3	Lease Expiration Date:	The last day of the calendar month in which the sixty- third (63rd) monthly anniversary of the Lease Commencement Date occurs; provided, however, to the extent the Lease Commencement Date occurs on the first day of a calendar month, then the Lease Expiration Date shall be the day immediately preceding the sixty-third (63rd) monthly anniversary of the Lease Commencement Date.

8.	Base Rent (Article 3):

Months of Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Monthly Base Rent Rate per Rentable Square Foot of Premises
1 – 12*	$81,339.00	$6,778.25	$4.75
13 – 24	$83,736.36	$6,978.03	$4.89
25 – 36	$86,304.96	$7,192.08	$5.04
37 – 48	$88,873.56	$7,406.13	$5.19
49 – 60	$91,613.40	$7,634.45	$5.35
61 – 63	$94,353.24	$7,862.77	$5.51

*	Subject to abatement during second (2nd) through fourth (4th) full calendar months of the initial Lease Term pursuant to the provisions of Section 3.2 of the Office Lease.

9.	Additional Rent (Article 4):

	9.1	Base Year:	Calendar year 2025

	9.2	Tenant’s Share of Operating Expenses and Tax Expenses:	1.40% (1,427 rentable square feet within the Premises/ 102,259 rentable square feet within the Building) (See Section 4.2.5 of the Office Lease).

10.	Security Deposit (Article 20):		$47,176.62 (subject to potential reduction pursuant to the terms of Article 20 of the Lease).

11.	Number of Parking Passes (Article 23):		Five(5) unreserved parking passes (i.e., 3.50 unreserved parking passes for each 1,000 rentable square feet of the Premises).

12.	Brokers (Section 24.19):		Colliers International representing Landlord

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EXHIBITS:

A	FLOOR PLAN OF PREMISES
B	RULES AND REGULATIONS
C	AMENDMENT TO LEASE
D	INTENTIONALLY DELETED
E	ESTOPPEL CERTIFICATE
F	EXERCISE FACILITIES

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CALABASAS PARK CENTRE

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the “Lease”), dated as of the date set forth in Section 1 of the Summary, is made by and between RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company (“Landlord”), and NEONC TECHNOLOGIES HOLDINGS, INC., a Delaware corporation (“Tenant”).

ARTICLE 1

REAL PROPERTY, BUILDING AND PREMISES

1.1 Real Property, Building and Premises. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described in Section 6.1 of the Summary (the “Premises”), which Premises are located in the Building (as defined in Section 6.2 of the Summary). The floor plan of the Premises is attached hereto as Exhibit A. The Building, which is part of a multi-building office project owned by Landlord and commonly known as “Calabasas Park Centre”), the other two (2) buildings located in such complex (which are subject to modification from time to time in Landlord’s sole discretion), the surface parking areas currently located within such complex and serving the Building and/or such other buildings (collectively the “Parking Facilities”) any outside plaza areas, land and other improvements surrounding the Building and/or such other buildings, and the land upon which all of the foregoing are situated, are herein sometimes collectively referred to herein as the “Building Complex” or the “Real Property.” Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease. Tenant shall have the right to the nonexclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located in the Building and/or on the Real Property; provided, however, that the use thereof shall be subject to the rules and regulations attached hereto as Exhibit B (the “Rules and Regulations”), as the same may be reasonably modified by Landlord from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof and the Real Property may be further modified or expanded, in Landlord’s sole and absolute discretion, to include additional (or remove existing) office, medical, retail and other buildings, parking areas and structures, landscaping, driveways, plazas, walkways, courtyards, public and private streets, common areas and other improvements and facilities.

1.2 Condition of Premises; Landlord’s Work. Except as expressly set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its “AS IS” condition on the Lease Commencement Date; provided, however, that Landlord shall, at Landlord’s cost, using Building standard materials and in accordance with Building standards, perform the following improvements in the Premises (collectively, “Landlord’s Work “): patch and paint the interior walls in the Premises such that the patch and paint shall match the existing paint color of those interior walls. For purposes of this Lease, Landlord’s Work shall be deemed “Substantially Completed” (and “Substantial Completion” of Landlord’s Work shall occur) upon the completion of the foregoing items substantially in accordance with this Section 1.2, with the exception of any punch-list items. If Landlord shall encounter any delays in causing Landlord’s Work to be Substantially Completed as a result of any acts or omissions of Tenant, or its agents or employees (collectively, “Tenant Delays”), then, notwithstanding anything to the contrary set forth in this Lease and regardless of the actual date Landlord’s Work is Substantially Completed, the Lease Commencement Date shall be deemed to be the date the Lease Commencement Date would have occurred if no such Tenant Delays, as set forth above, had occurred.

1.3 Rentable Square Feet. The rentable square feet of the Premises is approximately as set forth in Section 6.1 of the Summary. For purposes hereof, the rentable square feet of the Premises and the Building shall be calculated by Landlord pursuant to the Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-2017 (“BOMA”), as modified by Landlord pursuant to Landlord’s standard rentable area measurements for the Building. The rentable square feet of the Premises and the Building are subject to verification from time to time by Landlord’s planner/designer and such verification shall be made in accordance with the provisions of this Section 1.3. Tenant’s architect may consult with Landlord’s planner/ designer regarding such verification, except to the extent it relates to the rentable square feet of the Building; provided, however, the determination of Landlord’s planner/designer shall be conclusive and binding upon the parties. If Landlord’s planner/designer determines that the rentable square footage amounts shall be different from those set forth in this Lease, all amounts, percentages and figures appearing or referred to in this Lease based upon such incorrect rentable square footage (including, without limitation, the amount of the Base Rent and Tenant’s Share) shall be modified in accordance with such determination. If such determination is made, it will be confirmed in writing by Landlord to Tenant.

ARTICLE 2

LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of execution of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the “Lease Commencement Date”) set forth in Section 7.2 of the Summary, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term; provided, however, that (i) the first (1st) Lease Year shall commence on the Lease Commencement Date and end on the last day of the month which is twelve (12) months after the Lease Commencement Date, and (ii) the last Lease Year shall end on the Lease Expiration Date. If Landlord does not deliver possession of the Premises to Tenant with Landlord’s Work Substantially Completed on or before the Anticipated Lease Commencement Date (as defined in Section 7.2 of the Summary) or any other date, Landlord shall not be subject to any liability nor shall the validity of this Lease nor the obligations of Tenant hereunder be affected. If Following the Lease Commencement Date, Landlord shall deliver to Tenant an amendment to lease in the form attached hereto as Exhibit C, setting forth the Lease Commencement Date and the Lease Expiration Date, and Tenant shall execute and return such amendment to Landlord within five (5) business days after Tenant’s receipt thereof.

ARTICLE 3

BASE RENT

3.1 Base Rent. Tenant shall pay, without notice or demand, to Landlord at RREF II Calabasas Park Center LLC, PO BOX 776719, Chicago, IL 60677-6719, or such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 8 of the Summary, payable in equal monthly installments as set forth in Section 8 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the first (1st) full calendar month of the Lease Term shall be paid at the time of Tenant’s execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first (1st) day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month (such as during the first month of the Lease Term), the Rent for any fractional calendar month shall be the proportionate amount of a full calendar month’s rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2 Abatement of Base Rent. Notwithstanding anything to the contrary contained herein and provided that Tenant faithfully performs all of the terms and conditions of this Lease, Landlord hereby agrees to abate Tenant’s obligation to pay the monthly installments of Base Rent otherwise payable by Tenant for the Premises (collectively, the “Abated Rent”) during the second (2nd) through fourth (4th) full calendar months of the initial Lease Term (collectively, the “Abatement Period”). During the Abatement Period, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. In the event of a default by Tenant under the terms of this Lease that results in the early termination of this Lease pursuant to the provisions of Article 19 below, then as a part of the recovery set forth in Article 19 below, Landlord shall be entitled to recover the full amount of the Abated Rent.

ARTICLE 4

ADDITIONAL RENT

4.1 Additional Rent. In addition to paying the Base Rent specified in Article 3 above, Tenant shall pay as additional rent the sum of the following: (i) Tenant’s Share of the annual Operating Expenses allocated to the Building pursuant to Section 4.3.4 below, which are in excess of the amount of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below and applicable to the Base Year (as such terms are defined below); plus (ii) Tenant’s Share of the annual Tax Expenses (as defined below) allocated to the Building pursuant to Section 4.3.4 below, which are in excess of the Tax Expenses allocated to the Building pursuant to Section 4.3.4 below and applicable to the Base Year. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease (other than the Base Rent), shall be hereinafter collectively referred to as the “Additional Rent.” The Base Rent and Additional Rent are herein collectively referred to as the “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable in the same manner, time and place as the Base Rent, except as otherwise expressly set forth in this Article 4. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.2.1 “Base Year” shall mean the year set forth in Section 9.1 of the Summary.

4.2.2 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.2.3 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for: (i) the cost of supplying all utilities (including, without limitation, any telephone risers or intra building network cabling) (but excluding those charges for which tenants directly reimburse Landlord or otherwise pay directly to the utility company), the cost of janitorial service, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, roof (and roof membrane), exterior walls, glazing, project signage, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in connection with the Real Property, in such amounts as Landlord may reasonably determine, or as may be required by any mortgagees of any mortgage, or the lessor of any ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, supplies, tools, equipment (including equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, incurred in connection with the management, operation, administration, maintenance and repair of the Real Property; (v) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property, and employer’s Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Real Property; (viii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus two percent (2%) per annum (the “Interest Rate”)) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (ix) the cost (including rent) of Landlord’s property management office for the Real Property and all utilities, supplies and materials used in connection therewith; (x) the cost of any capital alterations, capital additions, or capital improvements made to the Real Property or any portion thereof (A) which are Conservation Costs (as defined below) and/or which are deemed reasonably necessary by Landlord to maintain the quality, integrity and/or character of the Real Property and all systems, equipment and/or facilities which serve the Real Property (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas), (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, or (C) that are required under any governmental law or regulation that is then being enforced by a federal, state or local governmental agency; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the Interest Rate in effect at the time such expenditure is placed in service) over its useful life as Landlord shall reasonably determine; (xi) the funding of any reserves maintained by Landlord to pay for any Operating Expenses; and (xii) the costs and expenses of complying with, or participating in, conservation, recycling, sustainability, energy efficiency, waste reduction or other programs or practices implemented or enacted from time to time at the Building and/or Real Property, including, without limitation, in connection with any LEED (Leadership in Energy and Environmental Design) rating or compliance system or program, including that currently coordinated through the U.S. Green Building Council or Energy Star rating and/or compliance system or program (collectively, “Conservation Costs”).

If Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building (and any other buildings within the Real Property during the period of time when any such other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Real Property) is (are) less than 95% occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year (including the Base Year) as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building (and any of such other buildings, as applicable) been 95% occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year.

Subject to the provisions of Section 4.3.4 below, Landlord shall have the right, from time to time, to reasonably and equitably allocate and prorate some or all of the Operating Expenses and/or Tax Expenses among the Building and/or among different tenants of the Real Property, and/or among different and additional buildings of the Real Property, as and when such different and/or additional buildings are constructed and added to (and/or excluded from) the Real Property or otherwise (collectively, the “Cost Pools”). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants, if any, of the Real Property. Such Cost Pools may also include allocation of certain Operating Expenses and Tax Expenses within or under covenants, conditions and restrictions affecting the Real Property. In addition, Landlord shall have the right from time to time, in its reasonable discretion, to include or exclude existing or future buildings in the Real Property for purposes of determining Operating Expenses and Tax Expenses and/or the provision of various services and amenities thereto, including allocation of Operating Expenses and Tax Expenses in such Cost Pools. For the avoidance of doubt, the parties acknowledge and agree that, notwithstanding anything in this Lease to the contrary, Operating Expenses and Tax Expenses may be consolidated into one cost pool for purposes of providing any statement (including the Statement) to Tenant for purposes of Tenant’s obligation to pay Tenant’s Share of Operating Expenses and Tax Expenses under this Lease.

Notwithstanding anything to the contrary set forth in this Article 4, when calculating Operating Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and costs relating to capital improvements or expenditures. In addition, if in any Expense Year subsequent to the Base Year, the amount of Operating Expenses decreases due to a reduction in the cost of providing utilities, security and/or other services to the Real Property for any reason, including, without limitation, because of deregulation of the utility industry and/or reduction in rates achieved in contracts with utilities and/or service providers, then for purposes of the Expense Year in which such decrease in Operating Expenses occurred and all subsequent Expense Years, the Operating Expenses for the Base Year shall be decreased by an amount equal to such decrease.

Landlord agrees that any costs incurred in any Expense Year after the Base Year because of any added new type of discretionary services which were readily available during the Base Year and customarily provided by landlords of comparable first-class office buildings in the cities of Calabasas, and Westlake Village, California during the Base Year (but not by Landlord), and not included in the Base Year shall be added to and included in the Base Year for purposes of determining the Excess payable for such Expense Year in which such added new type of discretionary services are so provided, as if such services were provided in the Base Year (but at the rate for such services which would have been in effect during the Base Year, or the rate in effect during such subsequent Expense Year, whichever is lower); provided, however, the foregoing provision shall not apply to the costs of: (i) any capital additions, capital alterations, capital repairs or capital improvements which shall be governed by the provisions of Sections 4.2.3(vii) and (x) above; or (ii) security and/or parking control services required to operate the Real Property as a first-class mixed use building project.

Provided that Landlord maintains the first-class nature of the Building and Real Property, Tenant agrees that if Landlord discontinues any type of discretionary service that was provided by Landlord during the Base Year, then, any applicable costs no longer incurred by Landlord in any Expense Year after the Base Year (but which were incurred by Landlord in the Base Year) because of any such discontinued type of discretionary service that was provided by Landlord during the Base Year, shall be removed from and not included in the Base Year for purposes of determining the Excess payable for such Expense Year in which such discontinued discretionary service is no longer provided (and any Expense Year thereafter, provided that such discontinued service remains discontinued). For example, if Landlord provides an on-site property management office during the Base Year, but then discontinues the on-site property management office during the fifth Expense Year, then the Base Year will be adjusted to remove and not include the applicable costs of the on-site property management office for purposes of determining the Excess payable for such fifth Expense Year in which such on-site property management office is no longer provided (and for all Expense Years thereafter, provided that no such on-site property management office is later re-instated).

Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include: (1) except as otherwise set forth above in this Section 4.2.3, interest on debt and amortization on mortgages; (2) ground lease payments; (3) costs of leasing commissions, attorneys’ fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property; (4) the cost of providing any service directly to and paid directly by any tenant; (5) any costs expressly excluded from Operating Expenses elsewhere in this Lease; (6) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party; (7) costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, or redecorating rentable space (including vacant rentable space) for tenants or other occupants in the Building and/or Real Property; (8) tax penalties incurred as a result of Landlord’s negligence, inability or unwillingness to make payments or file returns when due; (9) costs arising from Landlord’s charitable or political contributions; or (10) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Building and/or Real Property.

4.2.4 “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit assessment fees and taxes, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, leasing and operation of the Real Property or Landlord’s interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building (and all other buildings within the Real Property during the period of time when any such other buildings are fully constructed and ready for occupancy and are owned by Landlord and included by Landlord within the Real Property) were fully constructed and the Building (and all such other buildings) and all tenant improvements in the Building (and all such other buildings) were fully assessed for real estate tax purposes.

4.2.4.1 Tax Expenses shall include, without limitation:

(i) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Real Property’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(ii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross receipts with respect to the receipt of such Rent, and/or any tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iii) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(iv) any expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.2.4.2 Notwithstanding anything to the contrary contained in this Section 4.2.4, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Real Property), and (ii) any items paid by Tenant under Section 4.4 below.

4.2.5 “Tenant’s Share” shall mean the percentage set forth in Section 9.2 of the Summary. Tenant’s Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building. Landlord shall have the right from time to time to redetermine the rentable square feet of the Premises and/or the Building, and Tenant’s Share shall be appropriately adjusted to reflect any such determination. If Tenant’s Share is adjusted pursuant to the foregoing, then, as to the Expense Year in which such adjustment occurs, Tenant’s Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant’s Share was in effect.

4.3 Calculation and Payment of Additional Rent.

4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of the Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year, and/or (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such Expense Year exceeds Tenant’s Share of the Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year then Tenant shall pay to Landlord, in the manner set forth in Section 4.3.2, below, and as Additional Rent, an amount equal to such excess (the “Excess”).

4.3.2 Statement of Actual Expenses and Payment by Tenant. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the “Statement”), which shall state the Operating Expenses and Tax Expenses allocated to the Building pursuant to Section 4.3.4 below incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Within thirty (30) days after Tenant’s receipt of the Statement for each Expense Year ending during the Lease Term, Tenant shall pay to Landlord the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as Estimated Excess (as defined in and pursuant to Section 4.3.3, below). If any Statement reflects that the amount of Estimated Excess paid by Tenant to Landlord for such Expense Year is greater than the actual amount of the Excess for such Expense Year, then Landlord shall, at Landlord’s option, either (i) remit such overpayment to Tenant within thirty (30) days after such applicable Statements is delivered to Tenant, or (ii) credit such overpayment toward the Additional Rent next due and payable to Tenant under this Lease. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, if the Statement for the Expense Year in which this Lease terminates reflects that Tenant’s payment to Landlord of Estimated Excess for such Expense Year was greater than or less than the actual amount of Excess for such last Expense Year, then within thirty (30) days after Landlord’s delivery of such Statement to Tenant, Landlord shall refund to Tenant any such overpayment, or Tenant shall pay to Landlord any such underpayment, as the case may be. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

4.3.3 Statement of Estimated Expenses. Landlord shall give Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Operating Expenses and Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for the then-current Expense Year shall be and the estimated Excess (the “Estimated Excess”) as calculated by comparing (i) Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for such then-current Expense Year, which shall be based upon the Estimate, to Tenant’s Share of Operating Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year, and (ii) Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for such then-current Expense Year, which shall be based upon the Estimate, to Tenant’s Share of Tax Expenses allocated to the Building pursuant to Section 4.3.4 below for the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Estimate Statement, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.3.4 Allocation of Operating Expenses and Tax Expenses to the Building. The parties acknowledge that the Building is part of a multi-building Building Complex consisting of the Building, the other existing buildings in the Real Property, and such other office, medical and/or retail buildings (as Landlord may elect to construct and include as part of the Real Property from time to time) (collectively, the “Other Buildings”), and that certain of the costs and expenses incurred in connection with the Real Property (i.e., certain of the Operating Expenses and Tax Expenses) shall be shared among the Building, the other existing buildings in the Real Property and such Other Buildings, while certain other costs and expenses which are solely attributable or exclusively pertaining to the Building, the other existing buildings in the Real Property and/or such Other Buildings, as applicable, shall be allocated (in a reasonable and equitable manner by Landlord) directly to the Building, the other existing buildings in the Real Property and/or such Other Buildings, respectively. Accordingly, as set forth in Sections 4.1 and 4.2 above, but subject to the limitations contained in this Section 4.3.4, Operating Expenses and Tax Expenses are determined annually for the Real Property as a whole, and a portion of such Operating Expenses and Tax Expenses, which portion shall be reasonably determined by Landlord on an equitable basis, shall be allocated to the Building (as opposed to the other existing buildings in the Real Property and any such Other Buildings), and such portion so allocated shall be the amount of Operating Expenses and Tax Expenses payable with respect to the Building upon which Tenant’s Share shall be calculated. Such portion of the Operating Expenses and Tax Expenses allocated to the Building and payable by Tenant hereunder shall include all Operating Expenses and Tax Expenses which are attributable solely to the Building, and an equitable portion of the Operating Expenses and Tax Expenses attributable to the Real Property as a whole, net of the same costs attributable to the Building. As an example of such allocation of Operating Expenses and Tax Expenses, with respect to Tax Expenses, it is anticipated that Landlord will receive separate tax bills which separately assess the improvements component of Tax Expenses for each leasable building in the Real Property, and such separately assessed Tax Expenses shall be calculated for and allocated separately to each such applicable leasable building. In addition, if prior to execution of this Lease or at any time thereafter Landlord has elected or subsequently elects, at its sole option, to subdivide into a separate parcel or parcels of land certain portions of the Real Property, including portions on which the Building, the other existing buildings in the Real Property and/or the Other Buildings are now or hereafter located and/or certain common area portions of the Real Property (such as landscaping, public and private streets, driveways, walkways, courtyards, plazas, transportation facilitation areas, accessways and/or parking areas), and/or has separately conveyed or subsequently separately conveys all or any of such parcels to another person or entity (including to any common area association to own, operate and/or maintain same), the Operating Expenses and Tax Expenses for such separate parcels of land shall be aggregated (subject to the limitations contained in the foregoing provisions of this Section 4.3.4) and then reasonably allocated by Landlord to the Building, the other existing buildings in the Real Property and such Other Buildings on a reasonable and equitable basis (based upon sound real estate management principles, consistently applied) as Landlord (and/or any applicable covenants, conditions and restrictions for any such common area association) shall provide from time to time.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days after demand, for all taxes and assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a Building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Real Property; or

4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate equal to the lesser of (i) the Interest Rate, or (ii) the highest rate permitted by applicable law.

ARTICLE 5

USE OF PREMISES

5.1 Use. Tenant shall use the Premises solely for general office purposes consistent with the character of the Building as a first-class office building, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. The population density within the Premises as a whole shall at no time exceed one person for each 250 rentable square feet in the Premises. Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose (i) contrary to the Rules and Regulations and all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property, (ii) in violation of any applicable laws or ordinances (including laws pertaining to Hazardous Materials, as defined below), or (iii) for any use prohibited or restricted by any exclusive use rights or other restrictions (A) contained in any existing leases of other tenants of the Real Property as of the date of this Lease, or (B) provided by Landlord to any future tenant of the Real Property, as long as such future exclusive use restriction does not materially adversely affect Tenant’s operations and use of the Premises for the use permitted under this Section 5.1. Tenant shall comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property.

5.2 Hazardous Materials. Tenant shall not use or allow another person or entity to use any part of the Premises and Tenant shall not use any part of the Building or Real Property for the storage, use, treatment, manufacture or sale of Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain ordinary office products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties (as defined below) from and against any and all Claims (as defined below) incurred in connection with or arising from violation of this Section 5.2 by Tenant, or any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant. The provisions of this Section 5.2 shall survive the expiration or sooner termination of this Lease with respect to any Claims in violation of this Section 5.2 occurring prior to such expiration or termination. As used herein, the term “Hazardous Materials” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance” or “hazardous material” under any applicable federal, state or local law or administrative code promulgated thereunder, (ii) petroleum, or (iii) asbestos.

ARTICLE 6

SERVICES AND UTILITIES

6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) when necessary for normal comfort for normal office use in the Premises, from Monday through Friday during the period from 8:00 a.m. to 6:00 p.m. and on Saturdays from 9:00 a.m. to 1:00 p.m. (collectively, the “Building Hours”), except for the date of observation of nationally and/or locally recognized holidays as designated by Landlord (collectively, the “Holidays”). Notwithstanding the foregoing, if during the Lease Term Landlord permits Tenant to install one (1) or more independent HVAC units (collectively, the “HVAC Units”) in the Premises pursuant to Article 8 below for Tenant’s exclusive use within the Premises, then the electrical usage for the HVAC Units shall be separately metered, at Tenant’s sole cost and expense, and Tenant shall, within thirty (30) days after Tenant’s receipt of invoice therefor from Landlord, pay to Landlord or reimburse Landlord for the actual electrical costs charged by the entity providing electricity to the HVAC Units. Tenant shall be responsible for repair and maintenance of the HVAC Units at Tenant’s expense and, accordingly, Tenant shall, throughout the Lease Term, maintain a service and/or maintenance contract for the HVAC Units, with a service provider reasonably approved by Landlord, which service provider shall perform all maintenance and repair on the HVAC Units. Tenant shall provide to Landlord a copy of periodic service reports for the HVAC Units, as such reports are received by Tenant.

6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. As part of Operating Expenses, Landlord shall replace lamps, starters and ballasts for Building standard lighting fixtures within the Premises. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

6.1.5 Landlord shall provide nonexclusive automatic passenger elevator service at all times.

6.2 Overstandard Tenant Use. Tenant shall not, without Landlord’s prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the need for water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 above. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 above, or if Tenant’s consumption of electricity shall exceed an average of three (3) watts per usable square foot of the Premises, connected load, calculated on a monthly basis during the Building Hours set forth in Section 6.1.1 above, then Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use HVAC from other than the HVAC Units (if applicable) during hours other than the Building Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant’s desired use, (ii) Landlord shall supply such after-hours HVAC to Tenant at such hourly cost to Tenant as Landlord shall from time to time establish (which after-hours HVAC rate is currently $75.00 per hour, per zone, with a two (2) hour minimum), and (iii) Tenant shall pay such cost to Landlord within ten (10) days after billing.

6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Real Property after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6.

6.4 Separate Metering. Notwithstanding the foregoing provisions of this Article 6 to the contrary, Landlord shall have the right to cause all electricity, water and/or other utilities to be separately metered for the Premises, and Tenant shall pay for the cost of all such utilities so separately metered, or which are billed directly to Tenant, within ten (10) days after invoice, in which event Operating Expenses for each Expense Year shall be equitably reduced to exclude all such utilities provided to Tenant and other tenants in the Building.

6.5 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within ten (10) days after billing, and as Additional Rent hereunder, the sum of all costs to Landlord of such additional services plus a five percent (5%) administration fee.

6.6 Access to Building and Building’s Parking Facilities. Subject to the other provisions of this Lease (including, without limitation, the Rules and Regulations and any modifications thereof adopted by Landlord from time to time), Tenant shall be granted access to the Building, the Premises, and the Parking Facilities twenty-four (24) hours per day, seven (7) days per week, every day of the year.

ARTICLE 7

REPAIRS

7.1 Tenant’s Repairs. Subject to Landlord’s repair obligations in Sections 7.2 and 11.1 below, Tenant shall, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord’s option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same.

7.2 Landlord’s Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 below, Landlord shall repair and maintain the structural portions of the Building and the basic plumbing, HVAC and electrical systems serving the Building and not located in the Premises; provided, however, to the extent such maintenance and repairs are caused by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licensees or invitees, Tenant shall pay to Landlord, as Additional Rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance hereunder. There shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of or failure to make any repairs, alterations or improvements in or to any portion of the Premises or Real Property or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1 Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which (i) may affect the structural components of the Building, or the Building’s mechanical, electrical, HVAC, or life safety systems, or (ii) are visible from or affect any area located outside the Premises. Tenant shall pay for all overhead, general conditions, fees and other costs of the Alterations, and shall pay to Landlord a Landlord supervision fee of ten percent (10%) of the cost of the Alterations.

8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, (i) the requirement that such Alterations comply with Landlord’s conservation, recycling, sustainability, healthy material, energy efficiency and waste reduction programs and/or other similar programs or practices at the Building or Real Property, and (ii) the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord. Notwithstanding the foregoing, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building and/or the Building’s systems and equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in compliance with all applicable laws (including, without limitation, California Energy Code, Title 24) and pursuant to a valid building permit, issued by the City of Calabasas, and in conformance with Landlord’s construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. Tenant shall cause all Alterations to be performed in such manner as not to obstruct access by any person to the Building or Real Property or the common areas, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working at the Building or Real Property. If Tenant makes any Alterations, Tenant agrees to carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 below immediately upon completion thereof. Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (A) cause a timely Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with the terms of Section 8182 of the Civil Code of the State of California or any successor statute, (B) deliver to the Building management office a reproducible copy of the “as built” drawings of the Alterations, and (C) deliver to Landlord evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials.

8.3 Landlord’s Property. All Alterations, improvements and fixtures which may be installed or placed in or about the Premises shall be at the sole cost of Tenant and shall be and become the property of Landlord. Notwithstanding the foregoing, Landlord may, by written notice to Tenant prior to the end of the Lease Term, require Tenant at Tenant’s expense to remove any improvements or Alterations from the Premises and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or repair by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant shall not cause or permit any lien of mechanics or materialmen or others to be placed against the Real Property or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant shall cause it to be immediately released and removed of record. If such lien is not released and removed within five (5) business days after notice of such lien is delivered by Landlord to Tenant, then Landlord may, at its option, take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10

INSURANCE

10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons in, on or about the Premises from any cause whatsoever, and agrees that Landlord, its members, partners, submembers and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors, and Landlord’s mortgagees (collectively, the “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage or injury either to person or property or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, claims and liability, including without limitation court costs and reasonable attorneys’ fees (collectively “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Real Property, provided, however, that the terms of the foregoing indemnity shall not apply to: (i) any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured (or required to be insured) by Tenant under this Lease; or (ii) any loss of or damage to Landlord’s property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

10.2 Tenant’s Compliance with Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant’s conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date (the “Insurance Start Date”) which is the earlier of (i) Tenant’s entry into the Premises to perform any work therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term:

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 above (and with owned and non-owned automobile liability coverage, and liquor liability coverage if alcoholic beverages are served on the Premises), for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate, and (ii) Personal Injury Liability - $3,000,000 each occurrence and $3,000,000 annual aggregate.

10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, and (ii) all tenant improvements, Alterations and other improvements and additions in and to the Premises, including any improvements, alterations or additions installed above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on a physical loss or damage basis under a “special form” policy, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 Workers’ compensation insurance as required by law and employer’s liability coverage, with a limit of not less than One Million Dollars ($1,000,000).

10.3.4 Business interruption, loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

10.3.5 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 above; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause reasonably acceptable to Landlord; (vii) except with respect to property damage insurance (which shall be governed by the provisions of Section 10.4 below), contain a waiver of subrogation in favor of Landlord and any other parties designated by Landlord from time to time as additional insured pursuant to clause (i) hereinabove; and (viii) include terrorism coverage on all required policies. Tenant shall deliver such policies or certificates thereof to Landlord on or before the Insurance Start Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1 below, procure such policies for the account of Tenant, and the cost thereof shall be paid by Tenant to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under property damage insurance policies carried by the waiving party under this Lease (or would have been covered had the waiving party maintained such insurance as so required under this Lease). If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of buildings comparable to the Building and located in the vicinity of the Building.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises or any common areas of the Building or Real Property serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas to substantially the same condition as existed immediately prior to the casualty, except for modifications required by applicable laws and/or by the holder of a mortgage on the Real Property (or any portion thereof), or any other modifications to the common areas deemed desirable by Landlord provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3.2(ii) above, and Landlord shall repair any damage to the tenant improvements and Alterations installed in the Premises and shall return such tenant improvements and Alterations to their original condition; provided that if the costs of such repair of such tenant improvements and Alterations by Landlord exceeds the amount of insurance proceeds received by Landlord therefor from Tenant’s insurance carrier, as assigned by Tenant, the excess costs of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In connection with such repairs and replacements of any such tenant improvements and Alterations, Tenant shall, prior to Landlord’s commencement of such improvement work, submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant’s occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent, and Tenant’s Share of Operating Expenses and Tax Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 Landlord’s Option to Repair. Notwithstanding Section 11.1 above to the contrary, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or any other portion of the Real Property and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date Landlord becomes aware of such damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be substantially completed within one hundred eighty (180) days after the date of such damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Landlord’s insurance policies. In addition, if the Premises, the Building or any portion of the Real Property is destroyed or damaged to any substantial extent during the last year of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage, in which event this Lease shall cease and terminate as of the date of such notice. Upon such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage (subject to any abatement as provided in Section 11.1 above), and both parties hereto shall thereafter be discharged of all further obligations under this Lease, except for those obligations which expressly survive the expiration or earlier termination of this Lease.

11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Real Property, and any statute or regulation of the State of California, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Real Property.

ARTICLE 12

CONDEMNATION

If ten percent (10%) or more of the Premises, Building or Real Property shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days’ notice to Tenant, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired as a result of any taking of all or any portion of the Real Property, Tenant shall have the option to terminate this Lease upon ninety (90) days’ notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, or its ground lessor or mortgagee with respect to the Real Property, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant’s Share of Operating Expenses and Tax Expenses shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 13

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant shall desire Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the Transfer Premium (as defined below), in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, (iv) current financial statements (and for the previous three [3] years) of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under Section 19.1.2 below. Whether or not Landlord consents to any proposed Transfer, within thirty (30) days after written request by Landlord, as Additional Rent hereunder, Tenant shall pay to Landlord (A) Eight Hundred Dollars ($800.00) for Landlord’s review and processing fees, and (B) any reasonable legal fees incurred by Landlord in connection with Tenant’s proposed Transfer.

14.2 Landlord’s Consent. Subject to Landlord’s rights in Section 14.4 below, Landlord shall not unreasonably withhold its consent to any proposed Transfer on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

(i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building or the Real Property;

(ii) the Transferee’s intended use of the Subject Space is not permitted under this Lease;

(iii) the Transferee is a governmental entity or agency;

(iv) the Transferee will not have a tangible net worth, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), as of the effective date of the proposed Transfer, which is equal to or greater than the tangible net worth of Tenant as of the date of the mutual execution and delivery of this Lease or the date that Landlord’s consent is requested, whichever is greater;

(v) the proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building or the Real Property a right to cancel its lease; or

(vi) either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (A) occupies space in the Building or the Real Property at the time of the request for consent, (B) is negotiating with Landlord to lease space in the Building or the Real Property at such time, or (C) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 below), Tenant may within six (6) months after Landlord’s consent, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 above, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (1) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (2) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant’s original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord the Transfer Premium received by Tenant from such Transferee. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer which is in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any reasonable changes, alterations and improvements to the Premises in connection with the Transfer (but only to the extent approved by Landlord), and (ii) any brokerage commissions in connection with the Transfer. Transfer Premium shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. If this Lease is terminated with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the rentable square feet retained by Tenant in proportion to the rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to provisions of the last paragraph of Section 14.2 above.

14.5 Effect of Transfer. If Landlord consents to a Transfer: (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified; (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee; (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord; and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit.

14.6 Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of more than fifty percent (50%) of the partners or members, or transfer of more than fifty percent (50%) of the partnership or membership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

ARTICLE 15

SURRENDER OF PREMISES;

REMOVAL OF PERSONAL PROPERTY

15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements or Alterations installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as (i) Tenant is not in default under this Lease with any applicable cure period having expired, and (ii) Tenant repairs, at its expense, all damage resulting from such removal. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all telephone, data and other cabling and wiring installed or caused to be installed by Tenant (including any cabling and wiring, installed above the ceiling of the Premises or below the floor of the Premises), all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Without limiting the generality of the foregoing, if any of Tenant’s personal property is left in the Premises after such expiration or termination, then such personal property shall be deemed to be abandoned without any further notice whatsoever to Tenant by Landlord, and, at Landlord’s option, Landlord may dispose of said property in any manner it deems appropriate, without compensation to Tenant, and title shall pass to Landlord under this Lease. Landlord reserves the right to charge Tenant for the removal, storage and disposition of any of Tenant’s personal property left within any portion of the Project.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within five (5) business days following a request in writing by Landlord, or any Mortgagee (as defined below), Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Real Property or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord’s Mortgagee or Landlord’s prospective mortgagees or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION AND ATTORNMENT

18.1 Subordination. This Lease is and shall be subject and subordinate to each ground lease of the Real Property and to the lien of each mortgage or trust deed of trust now or hereafter in force against the Real Property (herein, a “Mortgage”), and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of each such Mortgage, unless the holder of any such Mortgage (each, a “Mortgagee”), or the lessors under any such ground lease requires in writing that this Lease be superior thereto. Such subordination shall be effective automatically and without the need for further documentation, but, if requested by the Mortgagee of any such Mortgage or the lessor under any such ground lease, Tenant shall, within five (5) business days after Tenant’s receipt of such request, execute such further instruments or assurances as such Mortgagee or ground lessor shall reasonably require. If a Mortgagee of a Mortgage made prior to the execution of this Lease shall request that this Lease have priority over such Mortgage, this Lease shall have priority over such Mortgage and all renewals, modifications, replacements, consolidations and extensions thereof and all advances made thereunder and the interest thereon, and Tenant shall, within ten (10) days after Tenant’s receipt of same, execute, acknowledge and deliver to such Mortgagee any and all documents and instruments required by such mortgagee to confirm the priority of this Lease. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2 Attornment. In the event of (i) the termination of any ground lease of the Real Property or (ii) the purchase of the Premises or Landlord’s interest therein in a foreclosure sale or by deed in lieu of foreclosure under any Mortgage or pursuant to a power of sale contained in any Mortgage, then in any of such events Tenant shall, at the request of such transferee or purchaser of Landlord’s interest, attorn to and recognize the transferee or purchaser of Landlord’s interest or ground lease, as the case may be, as “Landlord” under this Lease for the balance then remaining of the Term, and thereafter this Lease shall continue as a direct Lease between such party, as “Landlord”, and Tenant, as “Tenant”, subject, however, to the provisions of Section 18.3 below. Tenant shall send to each Mortgagee (after notification of the identity of such Mortgagee and the mailing address thereof) copies of all notices that Tenant sends to Landlord pursuant to this Lease; such notices to such Mortgagee shall be sent concurrently with the sending of the notices to Landlord and in the same manner as notices are required to be sent pursuant to Section 24.14 below. Tenant will accept performance of any provision of this Lease by such Mortgagee as performance by, and with the same force and effect as though performed by, Landlord. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right until (A) Tenant gives notice of such act or omission to Landlord and to each such Mortgagee, and (B) a reasonable period of time for remedying such act or omission elapses following the time when such Mortgagee becomes entitled under such Mortgage to remedy same (which reasonable period shall in no event be less than the period to which Landlord is entitled under this Lease or otherwise, after similar notice, to effect such remedy and which reasonable period shall take into account such time as shall be required to institute and complete any foreclosure proceedings).

18.3 Lender Protections. Notwithstanding anything to the contrary in this Lease, any party that becomes owner of the Building (“Successor Landlord”) as a result of (i) foreclosure under any Mortgage, (ii) any other exercise by Mortgagee of rights and remedies (whether under any Mortgage or under applicable law, including bankruptcy law) as holder of a Mortgage, or (iii) delivery by Landlord to a Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Building in lieu of any of the foregoing, shall not be liable for or bound by any of the following matters:

(A) any right of Tenant to any offset, defense, claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of rent or performance of Tenant’s other obligations under this Lease, arising (whether under this Lease or under applicable law) from Landlord’s breach or default under this Lease (“Offset Right”) that Tenant may have against Landlord or any other party that was landlord under this Lease at any time before the occurrence of any attornment by Tenant to the Successor Landlord (each, a “Former Landlord”) relating to any event or occurrence before the date of such attornment, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before the date of such attornment. The foregoing shall not, however, limit either (1) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of such attornment, or (2) Successor Landlord’s obligation to correct any conditions that existed as of the date of such attornment and violate Successor Landlord’s obligations as successor landlord under this Lease;

(B) any obligation with respect to any security deposited with Former Landlord, unless such security was actually delivered to Successor Landlord;

(C) to commence or complete any initial construction of improvements in the Premises or any expansion or rehabilitation of existing improvements thereon;

(D) to reconstruct or repair improvements to the Premises or the Building following a fire, casualty or condemnation;

(E) any offset, defense, claim, counterclaim, reduction, deduction, or abatement arising from representations and warranties by or related to Former Landlord;

(F) any modification or amendment of this Lease, or any waiver of the terms of this Lease, made without Mortgagee’s written consent;

(G) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease;

(H) any payment of rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such rent was first due and payable under this Lease with respect to any period after the date of such attornment other than, and only to the extent that, this Lease expressly required such a prepayment; and

(I) to pay Tenant any sum(s) that any Former Landlord owed to Tenant unless such sums, if any, shall have been actually delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise.

ARTICLE 19

DEFAULTS; REMEDIES

19.1 Defaults. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for twenty (20) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a twenty (20) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible.

19.2 Remedies Upon Default. Upon the occurrence of such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor; and Landlord may recover from Tenant the following:

(i) the worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; plus

(v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Sections 19.2.1(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the Interest Rate set forth in Section 4.2.3 above, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant’s part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant’s failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord’s rights and remedies as a result of Tenant’s failure to perform and shall not release Tenant from any of its obligations under this Lease.

19.3 Payment by Tenant. Tenant shall pay to Landlord, within ten (10) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord’s performance or cure of any of Tenant’s obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, following any such default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. If Landlord elects to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 Efforts to Relet. For the purposes of this Article 19, Tenant’s right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord’s interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant’s right to possession.

ARTICLE 20

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Landlord shall not be required to keep the Security Deposit in a separate account and Tenant shall not be entitled to any interest on the Security Deposit. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.

Tenant recently completed a direct public offering of shares (the “Offering”), and Tenant’s financial information following the closing of the Offering is not finalized as of the date of mutual execution and delivery of this Lease. Landlord and Tenant acknowledge that the Security Deposit amount set forth in Section 10 of the Summary contemplates Landlord’s review of financial statements provided by Tenant prior to the closing of the Offering, and that Tenant’s financial condition may have changed as a result of such closing. Notwithstanding the foregoing to the contrary, Tenant shall have the one-time right, at any time after the date which Tenant delivers to Landlord updated and certified financial statements reflecting Tenant’s post-Offering financial condition, to deliver to Landlord written notice (the “Reduction Request”) requesting Landlord to reduce the Security Deposit held by Landlord under the Lease. Landlord shall review Tenant’s updated and certified financial statements to determine whether Tenant has a tangible net worth that is sufficient, in Landlord’s sole discretion, to meet the obligations of Tenant under this Lease during the remaining portion of the Lease Term without requiring that the full Security Deposit amount set forth in Section 10 of the Summary continue to be held by Landlord; provided, however, that Landlord shall have no obligation to reduce the Security Deposit under this Lease. If Landlord determines, in its sole discretion, that Tenant’s tangible net worth is sufficient to reduce the Security Deposit, and provided that Tenant is not in monetary or material non-monetary default, and has not previously been in monetary or material non-monetary default under this Lease, Landlord shall reduce the Security Deposit by an amount (the “Deposit Reduction Amount”) determined by Landlord, in its sole discretion, to be appropriate under the circumstances. If Landlord elects to reduce the Security Deposit by the Deposit Reduction Amount, Landlord and Tenant shall execute an amendment to this Lease memorializing the same.

ARTICLE 21

COMPLIANCE WITH LAW

21.1 Compliance With Law. Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (including those pertaining to Hazardous Materials), other than the making of structural changes to the Building (collectively, the “Excluded Changes”); provided, however, to the extent such Excluded Changes are required due to or triggered by Tenant’s improvements or alterations to and/or manner of use of the Premises, Landlord shall perform such work, at Tenant’s cost (which shall be paid by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor from Landlord). In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Real Property, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

21.2 CASp. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp). In addition, the following notice is hereby provided pursuant to Section 1938(e) of the California Civil Code:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

In furtherance of and in connection with such notice: (i) Tenant, having read such notice and understanding Tenant’s right to request and obtain a CASp inspection and with advice of counsel, hereby elects not to obtain such CASp inspection and forever waives its rights to obtain a CASp inspection with respect to the Premises, Building and/or Real Property to the extent permitted by applicable laws now or hereafter in effect; and (ii) if the waiver set forth in clause (i) hereinabove is not enforceable pursuant to applicable laws now or hereafter in effect, then Landlord and Tenant hereby agree as follows (which constitute the mutual agreement of the parties as to the matters described in the last sentence of the foregoing notice): (A) Tenant shall have the one-time right to request for and obtain a CASp inspection of the Premises, which request must be made, if at all, in a written notice delivered by Tenant to Landlord on or before the Lease Commencement Date; (B) any CASp inspection timely requested by Tenant shall be conducted (1) between the hours of 9:00 a.m. and 5:00 p.m. on any business day, (2) only after ten (10) days’ prior written notice to Landlord of the date of such CASp inspection, (3) in a professional manner by a CASp designated by Landlord and without any testing that would damage the Premises, Building or Real Property in any way, and (4) at Tenant’s sole cost and expense, including, without limitation, Tenant’s payment of the fee for such CASp inspection, the fee for any reports prepared by the CASp in connection with such CASp inspection (collectively, the “CASp Reports”) and all other costs and expenses in connection therewith; (C) Tenant shall deliver a copy of any CASp Reports to Landlord within three (3) business days after Tenant’s receipt thereof; (D) Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations, modifications and/or repairs to or within the Premises to correct violations of construction-related accessibility standards disclosed by such CASp inspection; and (E) if such CASp inspection identifies any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards relating to those items of the Building and Real Property located outside the Premises that are Landlord’s obligation to repair as set forth in Section 7.2 above, then Landlord shall perform such improvements, alterations, modifications and/or repairs as and to the extent required by applicable laws to correct such violations, and Tenant shall reimburse Landlord for the cost of such improvements, alterations, modifications and/or repairs within ten (10) business days after Tenant’s receipt of an invoice therefor from Landlord.

ARTICLE 22

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon reasonable notice to Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants; (iii) post notices of non-responsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, in emergency situations and/or to perform janitorial and other services required of Landlord. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord’s entry into the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23

TENANT PARKING

Tenant shall rent throughout the Lease Term, the number of unreserved parking passes set forth in Section 11 of the Summary, located in those portions of the Parking Facilities specified in Section 11 of the Summary. Such parking spaces shall be located in such areas of such Parking Facilities as shall be designated by Landlord from time to time for unreserved parking by tenants of the Building and/or Real Property. All of such parking privileges shall be provided by Landlord, or at the option of Landlord, through a parking operator designated by Landlord (the parking operator so designated by Landlord shall be referred to herein as the “Parking Operator”), and Landlord may delegate its responsibilities under this Article 23 to the Parking Operator in which case the Parking Operator shall have all rights of control attributed by this Article 23 to Landlord. Tenant shall pay to Landlord (or the Parking Operator, if so designated by Landlord), for the use of such parking passes, on a monthly basis, the prevailing rate charged from time to time by Landlord (or the Parking Operator, if so designated by Landlord) for unreserved parking passes in the Parking Facilities where such parking passes are located, plus all applicable parking taxes; provided, however, that Tenant shall have no obligation to pay any fees or parking taxes during the initial Lease Term. Tenant’s continued right to use the unreserved parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time by Landlord or the Parking Operator for the orderly operation and use of the Parking Facilities and upon Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations. In addition, Landlord (or the Parking Operator, if so designated by Landlord) may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord (or the Parking Operator, if so designated by Landlord) determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord (or the Parking Operator, if so designated by Landlord) specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Parking Facilities, and Tenant acknowledges and agrees that Landlord (or the Parking Operator, if so designated by Landlord), from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to any of the Parking Facilities, or temporarily relocate Tenant’s parking passes to other parking facilities within a reasonable distance from the Parking Facilities, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. The parking passes provided to Tenant pursuant to this Article 23 are provided solely for use by Tenant’s own personnel and the parking passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval.

ARTICLE 24

MISCELLANEOUS PROVISIONS

24.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 above.

24.2 Tenant’s Signs. Tenant shall be entitled, at its sole cost and expense, to: (i) one (1) identification sign on or near the main reception entry doors of the Premises (limited to one [1] line); and (ii) for multi-tenant floors, one (1) identification or directional sign, as designated by Landlord, in the elevator lobby on the floor on which the Premises are located (limited to one [1] line). Such signs shall be installed by Landlord (or, at Landlord’s option, by a signage contractor designated by Landlord). The location, quality, design, style, lighting and size of such signs shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal; provided however, upon such expiration or earlier termination, Landlord, at Landlord’s option, may provide written notice to Tenant that Landlord will perform such removal work and Tenant will be responsible for reimbursing Landlord for the actual, reasonable costs incurred by Landlord therefor (which reimbursement shall be made by Tenant to Landlord within thirty [30] days after Tenant’s receipt of invoice from Landlord therefor). Except for such identification signs, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Building or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.3 Modification of Lease. If any current or prospective mortgagee or ground lessor for the Real Property requires any modifications to this Lease, which modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. If Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant shall execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

24.4 Transfer of Landlord’s Interest. Landlord has the right to transfer all or any portion of its interest in the Real Property and/or this Lease, and upon any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liability under this Lease and Tenant shall look solely to such transferee for the performance of Landlord’s obligations hereunder after the date of transfer. Landlord may also assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but such assignment shall not release Landlord from its obligations hereunder and Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.5 Prohibition Against Recording. Except as provided in Section 24.3 above, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election.

24.6 Captions. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.7 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

24.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.10 Landlord Exculpation. Notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties under this Lease (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Real Property, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.11 Entire Agreement. There are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

24.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

24.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the “Force Majeure”), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

24.14 Notices. All notices, demands, statements, approvals or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by nationally recognized overnight courier service (with signature required) (i.e., UPS, FedEx, etc.), or United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after it is mailed as provided in this Section 24.14 or upon the date personal delivery is made or rejected. If Tenant is notified of the identity and address of Landlord’s mortgagee or ground lessor, Tenant shall give to such mortgagee or ground lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground lessor shall be given a reasonable opportunity to cure such default prior to Tenant’s exercising any remedy available to Tenant.

24.15 Joint and Several. If there is more than one person or entity executing this Lease as Tenant, the obligations imposed upon such persons and entities under this Lease are and shall be joint and several.

24.16 Authority. Each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

24.17 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

24.18 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.19 Brokers. Landlord and Tenant each hereby represents and warrants to the other party that it (i) has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (collectively, the “Brokers”), and (ii) knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with this Lease pursuant to the terms of a separate written agreement between and/or among Landlord and the Brokers. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Lease other than the Brokers. The terms of this Section 24.19 shall survive the expiration or earlier termination of the Lease Term.

24.20 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

24.21 Building Name and Signage. Landlord shall have the right at any time to designate and/or change the name of the Real Property and/or the Building, and to install, affix and maintain any and all signs on the exterior and on the interior of the Real Property and/or the Building, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Real Property and/or the Building, or use pictures or illustrations of the Real Property and/or the Building, in advertising or other publicity, without the prior written consent of Landlord.

24.22 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other Transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

24.23 Landlord Renovations. Except as specifically set forth in this Lease: (i) Landlord has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Real Property or any part thereof; and (ii) no representations or warranties respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant. At Landlord’s option, Landlord may at any time and from time to time, renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, the Premises, and/or the Real Property, including without limitation the Parking Facilities, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (A) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (B) installing new floor covering, lighting, and wall coverings in the common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Real Property, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building or Real Property, which work may create noise, dust or leave debris in the Real Property, (C) renovation of the main entry to the Building and the main Building lobby area, (D) renovation of the elevator, lobbies, elevator doors and frames, and (E) installations, repairs or maintenance of telephone risers. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations.

24.24 Confidentiality. Tenant acknowledges that the contents of this Lease (specifically including, but not limited, to the Base Rent abatement provisions and the amount of the Abated Rent set forth in Section 3.2 above) are confidential information. Tenant shall keep such information confidential and shall not disclose such confidential information to any person or entity other than Tenant’s legal, accounting, and space planning consultants, respectively, or as otherwise required by law (collectively, the “Authorized Parties”), and shall instruct the Authorized Parties to keep such information confidential. If Tenant discloses any such confidential information to anyone other than the Authorized Parties, then Tenant shall be in default under this Lease without the benefit of any notice and cure period, and, in addition to all of Landlord’s other rights and remedies resulting from such default, (i) if such default occurs prior to the end of the Abatement Period, Tenant shall no longer be entitled to receive the Abated Rent not theretofor accrued, and Landlord shall be entitled to recover all of the Abated Rent theretofor provided to Tenant, and (ii) if such default occurs after the end of the Abatement Period, Landlord shall be entitled to recover all of the Abated Rent theretofor provided to Tenant.

24.25 Landlord’s Title; Air Rights. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.26 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.27 Jury Trial; Attorneys’ Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.28 Building Directory. At Tenant’s cost, Landlord shall include Tenant’s name and suite number on one (1) line on the Building lobby directory.

24.29 Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.30 Substitution of Other Premises. Landlord shall have the right to move Tenant to other space at the Real Property comparable in size to the Premises, and all terms hereof shall apply to the new space with equal force. In such event, Landlord shall give Tenant at least thirty (30) days’ prior notice of Landlord’s election to so relocate Tenant, and shall move Tenant’s effects to the new space at Landlord’s sole cost and expense at such time and in such manner as to inconvenience Tenant as little as reasonably practicable. The new space shall be delivered to Tenant with improvements substantially similar to those improvements existing in the Premises at the time of Landlord’s notification to Tenant of the relocation, which improvements shall be paid for by Landlord at Landlord’s cost. Simultaneously with such relocation of the Premises, the parties shall immediately execute an amendment to this Lease stating the relocation of the Premises.

24.31 Counterparts. This Lease may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together will constitute one and the same instrument.

24.32 Electronic Signatures. Each of the parties to this Lease (i) has agreed to permit the use from time to time, where appropriate, of telecopy or other electronic signatures (including, without limitation, DocuSign) in order to expedite the transaction contemplated by this Lease, (ii) intends to be bound by its respective telecopy or other electronic signature, (iii) is aware that the other will rely on the telecopied or other electronically transmitted signature, and (iv) acknowledges such reliance and waives any defenses to the enforcement of this Lease and the documents affecting the transaction contemplated by this Lease based on the fact that a signature was sent by telecopy or electronic transmission only.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

“Landlord”

RREF II CALABASAS CENTER LLC a Delaware limited liability company

By:	/s/ Jason Morrow
	Name:	Jason Morrow
	Title:	Authorized Signatory

“Tenant”

NEONC TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Amir F. Heshmatpour
	Name:	Amir F. Heshmatpour
	Its:	Executive chairman

By:	/s/ Keithly A. Garnett
	Name:	Keithly A. Garnett
	Its:	Chief Financial Officer

EXHIBIT A

FLOOR PLAN OF PREMISES

PANTRY
OPEN OFFICE
OFFICE
OFFICE
OFFICE
CORRIDOR
FIRE STAIR
FEC
CLOSET
NORTH

SCALE: 1/8" = 1'-0"

0 8' 16'

SUITE 205 FLOOR PLAN

23975 PARK SORRENTO

CALABASAS, CA 91302

Exhibit A-1

EXHIBIT B

RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building or Real Property.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord’s prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two (2) keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and to exclude from the Building between the hours of 7:00 p.m. and 7:00 a.m. and at all hours on Saturday, Sunday and Holidays (as defined in the Lease) all persons who do not present a pass or card key to the Building approved by Landlord. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building may be required to sign the Building register when so doing. After-hours access by Tenant’s authorized employees may be provided by card-key access or other procedures adopted by Landlord from time to time; Tenant shall pay for the costs of all access cards provided to Tenant’s employees and all replacements thereof for lost, stolen or damaged cards. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access. Landlord and its agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Real Property of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Real Property during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Real Property, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than twenty-four (24) hours’ prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

6. Landlord shall have the right to control and operate the public portions of the Building and Real Property, the public facilities, the HVAC, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. The requirements of Tenant will be attended to only upon application at the management office of the Real Property or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Real Property and shall cooperate with Landlord or Landlord’s agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

Exhibit B-1

10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord’s consent first had and obtained; provided, however, Landlord’s prior consent shall not be required with respect to Tenant’s placement of pictures and other normal office wall hangings on the interior walls of the Premises (but at the end of the Lease Term, Tenant shall repair any holes and other damage to the Premises resulting therefrom).

11. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use any method of HVAC other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13. Tenant shall not use or keep in or on the Premises or the Real Property any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building or Real Property by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

14. Tenant shall not bring into or keep within the Real Property or the Premises any animals, birds, bicycles or other vehicles.

15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other tenants.

16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Building and/or Real Property any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s HVAC system, and shall refrain from attempting to adjust any controls. Tenant shall comply with and participate in any program for metering or otherwise measuring the use of utilities and services, including, without limitation, programs requiring the disclosure or reporting of the use of any utilities or services. Tenant shall also cooperate and comply with, participate in, and assist in the implementation of (and take no action that is inconsistent with, or which would result in Landlord, the Building and/or the Real Property failing to comply with the requirements of) any conservation, recycling, sustainability, energy efficiency, waste reduction and/or other programs or practices that are in place and/or may, at Landlord’s option and discretion, be implemented or enacted from time to time at the Building and/or Real Property, including, without limitation, in connection with any reporting, disclosure, rating or compliance system or program (including, but not limited to, any LEED [Leadership in Energy and Environmental Design] rating or compliance system or program, the U.S. Green Building Council and/or Energy Star rating and/or compliance system or program).

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

Exhibit B-2

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building and the Real Property shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

25. The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building and/or Real Property except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building and Real Property, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building and/or Real Property.

26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

28. Prior to Tenant and/or any of Tenant’s employees entering into and/or using the Exercise Facilities (as defined in Exhibit F attached to the Lease), if any, Tenant shall execute (and shall cause such employees to execute) a waiver in a form determined and provided by Landlord from time to time (the “Waiver”).

29. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building and/or Real Property. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord’s judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises, Building and Real Property, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

Exhibit B-3

EXHIBIT C

AMENDMENT TO LEASE

This AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of _________________, ______, by and between RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company (“Landlord”), and NEONC TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

R E C I T A L S:

A. Landlord and Tenant entered into that certain Office Lease dated as of _____________________ (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Premises”, as described in the Lease, known as Suite 205 of the Building located at 23975 Park Sorrento, Calabasas, CA 91302.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Lease Term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Confirmation of Dates. The parties hereby confirm that (a) the Premises have been delivered to Tenant with Landlord’s Work Substantially Completed, (b) the Lease Term for the Lease commenced as of ____________________ (the “Lease Commencement Date”) for a term of __________ complete months ending on _______________________ (the “Lease Expiration Date”) (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on _______________________________.

2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord”

RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company

By:
Name:
Title:

“Tenant”

NEONC TECHNOLOGIES, INC., a Delaware corporation

By:
Name:
Its:

Exhibit C-1

EXHIBIT D

INTENTIONALLY DELETED

Exhibit D-1

EXHIBIT E

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the “Lease”) made and entered into as of _________________, 20__ and between RREF II CALABASAS PARK CENTER LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for Premises on the ___________ floor(s) of the Building located at [INSERT BUILDING ADDRESS] Calabasas, CA 91302, hereby certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _________.

3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord’s mortgagee.

6. Base Rent became payable on _______________.

7. The Lease Term expires on _________________.

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

12. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord’s prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________ on the _____ day of ______________, 20___.

“Tenant”

,
a

By:
Name:
Its:

Exhibit E-1

EXHIBIT F

EXERCISE FACILITIES

Landlord has constructed and designated common exercise facilities at the Real Property for use by tenants of the Building and/or Real Property (the “Exercise Facilities”). In connection therewith, Tenant and its employees, as such employees are authorized by Tenant, may enter into and use the Exercise Facilities subject to the terms and conditions of this Exhibit F. As a condition to utilizing the Exercise Facilities, all users shall (i) execute the Waiver prior to entering into and/or using the Exercise Facilities, and (ii) observe the rules and regulations established by Landlord in connection therewith (which may be amended from time to time in Landlord’s sole discretion).

Tenant expressly agrees that use of the Exercise Facilities shall be undertaken by Tenant or any employee of Tenant at the sole risk of Tenant or such employees, and Landlord shall not be responsible for any claims, demands, injuries, damages, actions or causes of action, whatsoever to person or property arising out of or connected with use of the Exercise Facilities or the premises where the Exercise Facilities are located, and Tenant does hereby expressly forever release and discharge Landlord and Landlord’s officers, members and partners and their respective officers, directors, agents, and employees (collectively, the “Landlord Parties”) from all Claims, except to the extent the Claims are caused by the gross negligence or willful misconduct of Landlord and are not insured or required to be insured by Tenant under the Lease.

Tenant shall defend, indemnify and hold harmless Landlord and the Landlord Parties (collectively and individually, “Indemnitee”) from and against any and all Claims for injury to or death of any person, including, but not limited to, Claims for loss of consortium or other derivative claims (including for death of or injury to an employee of Tenant or an Indemnitee), or for loss of or damage to property (including the property of an Indemnitee) resulting from the use of or the presence upon the Exercise Facilities by Tenant or its employees. Such indemnity shall apply whether or not an Indemnitee was or is claimed to be passively, concurrently or actively negligent, and regardless of whether liability without fault is imposed or sought to be imposed on one or more of the Indemnities; provided, however such indemnity shall not apply to the extent the Claims are caused by the gross negligence or willful misconduct of Landlord and are not insured or required to be insured by Tenant under the Lease. The foregoing agreement to defend, indemnify and hold harmless with respect to the Exercise Facilities shall prevail over any language to the contrary in the Lease.

Tenant’s insurance and waiver of subrogation requirements under the Lease shall include the duty to cover within such insurance and waiver of subrogation requirements Tenant’s obligations under this Exhibit F.

Landlord, in its sole and absolute discretion, may (A) withdraw the Exercise Facilities use privileges of Tenant or any authorized employee of Tenant upon notice to Tenant, and/or (B) elect to charge a fee for the use of the Exercise Facilities. Any Exercise Facilities use privileges arising hereunder for the benefit of Tenant or employee of Tenant authorized by Tenant shall terminate contemporaneously with the termination of the Lease or any expiration thereof. Tenant further acknowledges and agrees that Landlord is not obligated to provide the Exercise Facilities and/or any particular equipment or improvements therein, and may discontinue such Exercise Facilities at any time.

Exhibit F-1